UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 4, 2024
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(515) 330-3340
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
7.950% Senior Notes due 2053	FGN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
6.500% Senior Notes due 2029
On June 4, 2024, F&G Annuities & Life, Inc., a Delaware corporation (“F&G”), completed the public offering of $550 million aggregate principal amount of its 6.500% Senior Notes due 2029 (the “New Notes”). The New Notes were registered pursuant to F&G’s registration statement on Form S-3 (File No. 333-275867) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2023 and were offered to the public pursuant to the prospectus supplement, dated May 20, 2024, to the prospectus, dated December 7, 2023, which forms a part of the Registration Statement. The New Notes are guaranteed on an unsecured, unsubordinated basis by each of F&G’s subsidiaries that are guarantors of F&G’s obligations under its existing credit agreement (together, the “Guarantors” and each, a “Guarantor”).
F&G intends to use a portion of the net proceeds from the offering of the New Notes to finance a cash tender offer (the “Tender Offer”) by Fidelity & Guaranty Life Holdings, Inc. (“FGLH”), its wholly-owned subsidiary and a Guarantor, for up to $250,000,000 aggregate principal amount (the “Maximum Amount”) of FGLH’s 5.50% Senior Notes due 2025 (the “FGLH Notes”). F&G intends to use the remaining net proceeds from the offering of the New Notes for general corporate purposes, which may include the repurchase, redemption or repayment at maturity of outstanding indebtedness.
In connection with the offering of the New Notes, F&G entered into an underwriting agreement, dated May 20, 2024, among F&G, the Guarantors and BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
Indenture
The New Notes were issued pursuant to an indenture, dated as of January 13, 2023 (the “Base Indenture”), among F&G, the Guarantors and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of January 26, 2023 (the “Second Supplemental Indenture”), between CF Bermuda Holdings Limited and the Trustee, and by a Fourth Supplemental Indenture, dated as of June 4, 2024 (the “Fourth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), among F&G, the Guarantors and the Trustee. The New Notes are the senior unsecured, unsubordinated obligations of F&G and are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantors. The New Notes will bear interest at a rate equal to 6.500% per year, payable semi-annually in arrears on June 4 and December 4 of each year, beginning on December 4, 2024. The New Notes will mature on June 4, 2029, unless earlier repurchased or redeemed.
At any time prior to May 4, 2029 (the “Par Call Date”), F&G will have the right to redeem the New Notes at its option, in whole or in part, at a redemption price equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal of and interest on the New Notes to be redeemed discounted to the redemption date (assuming the New Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus 35 basis points, less (b) accrued and unpaid interest thereon to, but not including, the redemption date; and (ii) 100% of the principal amount of the New Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. At any time on or after the Par Call Date, F&G will have the right to redeem the New Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.
The interest rate payable on the New Notes will be subject to adjustment from time to time if either S&P or Fitch (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit ratings assigned to the New Notes, under the terms of the Indenture.

Upon a Change of Control Triggering Event, as defined in the Indenture, with respect to the New Notes, F&G is required, subject to certain exceptions, to offer to purchase all of the New Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the purchase date.
The foregoing summaries of the Fourth Supplemental Indenture and the New Notes in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Fourth Supplemental Indenture and the New Notes, respectively, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, incorporated herein by reference. The foregoing summaries of the Base Indenture and the Second Supplemental Indenture in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Base Indenture and the Second Supplemental Indenture, copies of which were filed with the SEC as Exhibit 4.1 to F&G’s Current Report on Form 8-K, filed on January 13, 2023 and Exhibit 4.3 to F&G’s Registration Statement on Form S-4, filed on August 10, 2023, respectively, and are incorporated herein by reference.
Item 8.01 Other Events.
On June 4, 2024, F&G issued a press release announcing the early tender results of FGLH’s previously announced Tender Offer, the terms and conditions of which are set forth in an Offer to Purchase (the “Offer to Purchase”), dated May 20, 2024.
On June 5, 2024 (the “Early Payment Date”), FGLH intends to accept for purchase the FGLH Notes validly tendered and not validly withdrawn in the Tender Offer at or prior to 5:00 p.m., New York City time, on June 3, 2024 (the “Early Participation Date”), in an aggregate principal amount equal to the Maximum Amount. Such FGLH Notes are expected to be canceled in connection with the Tender Offer and will no longer be outstanding. FGLH Notes validly tendered and not validly withdrawn and not purchased on the Early Payment Date will be returned to holders promptly after the Early Payment Date.
Although the Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 18, 2024, because the aggregate principal amount of the FGLH Notes validly tendered and not validly withdrawn prior to or at the Early Participation Date exceeded the Maximum Amount, there will be no Final Payment Date (as defined in the Offer to Purchase), and no FGLH Notes validly tendered and not validly withdrawn after the Early Participation Date will be accepted for purchase. A copy of the press release announcing the early tender results of the Tender Offer is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information included in Item 8.01 of this report and the press release attached hereto as Exhibit 99.1 is for informational purposes only and does not constitute an offer to purchase securities that are the subject of the Tender Offer.
Forward-Looking Statements
This report, including Exhibit 99.1, contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not related to present facts or current conditions or that are not historical facts, as well as statements that address activities, events, or developments that F&G anticipates will or may occur in the future, including, but not limited to, such things as the anticipated timing and closing of the New Notes Offering and other such matters. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “project,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements include statements based on management’s current expectations and assumptions about future events. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond F&G’s control, that could cause actual results to differ materially from those in or implied by the forward-looking statements. Factors that may cause such differences include the risks and uncertainties described in F&G’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, F&G’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the other reports and filings F&G makes with the SEC. These forward-looking statements speak only as of the date of this report. F&G disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
4.1
Fourth Supplemental Indenture relating to F&G Annuities & Life, Inc.’s 6.500% senior notes due 2029, dated as of June 4, 2024, among F&G Annuities & Life, Inc., the guarantors named therein and Citibank, N.A., as trustee.

4.2	Form of F&G Annuities & Life, Inc.’s 6.500% senior notes due 2029 (included in Exhibit 4.1).
99.1	Press Release, dated as of June 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: June 4, 2024	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary